                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re: Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)

The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the three-month period ended June 30, 2003 and 2002.

                                                            BASIC        DILUTED
                                                           INCOME         INCOME
                                                          PER SHARE     PER SHARE
                                                          ---------     ---------
For the three months ended June 30, 2003
     Net income                                            $1,571         1,571
                                                           ======         =====
Weighted average number of common
    shares outstanding                                      6,323         6,323
Common share equivalents resulting
    from:  dilutive stock options                              --            59
           restricted stock                                    --           233
                                                           ------         -----
Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                     6,323         6,615
                                                           ======         =====

           Net income per common share                     $ 0.25         $0.23
                                                           ======         =====

For the three months ended June 30, 2002
    Net income                                             $1,694         1,694
                                                           ======         =====
Weighted average number of common
    shares outstanding                                      6,340         6,340

Common share equivalents resulting
    from:  dilutive stock options                              --             5
           restricted stock                                    --           156
                                                           ------         -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                      6,340         6,501
                                                           ======         =====

        Net income per common share                        $ 0.27          0.26
                                                           ======         =====

                                                                      EXHIBIT 11

                      COTTON STATES LIFE INSURANCE COMPANY
                 Statement re Computation of Per Share Earnings
                  (Amounts in thousands, except per share data)


The following computations set forth the calculations of basic and diluted net income per common share and common share equivalents for the six-month period ended June 30, 2003 and 2002.

                                                            BASIC        DILUTED
                                                           INCOME         INCOME
                                                          PER SHARE     PER SHARE
                                                          ---------     ---------
For the six months ended June 30, 2003
     Net income                                            $3,133         3,133
                                                           ======         =====
Weighted average number of common
    shares outstanding                                      6,324         6,324
Common share equivalents resulting
    from:  dilutive stock options                              --            58
           restricted stock                                    --           233
                                                           ------         -----

Adjusted weighted average number
    of common and common equivalent
     shares outstanding                                     6,324         6,615
                                                           ======         =====
           Net income per common share                     $ 0.50          0.47
                                                           ======         =====

For the six months ended June 30, 2002
    Net income                                              3,225         3,225
                                                           ======         =====
Weighted average number of common
    shares outstanding                                      6,338         6,338

Common share equivalents resulting
    from:  dilutive stock options                              --             4
           restricted stock                                    --           156
                                                           ------         -----
Adjusted weighted average number
    of common and common equivalent
    shares outstanding                                      6,338         6,498
                                                           ======         =====

        Net income per common share                        $ 0.51          0.50
                                                           ======         =====


                                        2